NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2015

CHICAGO – October 22, 2015 – Old Republic International Corporation (NYSE; ORI) today reported much higher period-over-period operating results for this year's third quarter and first nine months. Pretax operating income comparisons were enhanced by greater General Insurance underwriting and investment income, and by the record-setting quarterly and year-to-date performance of Old Republic’s Title Insurance business. 2015 year-to-date consolidated net income, however, was affected by lower realized gains from sales of investment securities by comparison to the substantial gains registered in 2014.

The major components of consolidated results and related data are summarized in the following table.

Financial Highlights (a)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2015		2014	2015		2014
Operating revenues:
General insurance	$855.4		$803.2	$2,468.5		$2,315.4
Title insurance	575.9		478.7	1,523.7		1,309.8
Corporate and other	10.5	(b)	16.0	27.1	(b)	51.0
Subtotal	1,442.0		1,298.0	4,019.5		3,676.2
RFIG run-off business	62.2		71.4	189.4		216.5
Total	$1,504.2		$1,369.4	$4,208.9		$3,892.7
Pretax operating income (loss):
General insurance	$97.0		$60.8	$264.1		$202.4
Title insurance	55.0		28.2	118.7		59.0
Corporate and other	3.7		0.3	7.9		(1.9)
Subtotal	155.8		89.4	390.8		259.5
RFIG run-off business	(12.5)		10.4	22.4		(4.2)
Total	143.3		99.8	413.3		255.2
Realized investment gains (losses):
From sales	41.4		21.5	77.0		262.8
From impairments	-		-	-		-
Net realized investment gains (losses)	41.4		21.5	77.0		262.8
Consolidated pretax income (loss)	184.7		121.4	490.3		518.0
Income taxes (credits)	58.8		35.5	158.8		171.6
Net income (loss)	$125.9		$85.8	$331.4		$346.4
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.23		$0.14	$0.61		$0.46
Title insurance	0.12		0.06	0.26		0.13
Corporate and other	0.03		0.03	0.07		0.05
Subtotal	0.38		0.23	0.94		0.64
RFIG run-off business	(0.03)		0.02	0.05		(0.01)
Total	0.35		0.25	0.99		0.63
Net realized investment gains (losses)	0.09		0.05	0.17		0.58
Net income (loss)	$0.44		$0.30	$1.16		$1.21
Cash dividends paid per share	$0.1850		$0.1825	$0.5550		$0.5475
Ending book value per share				$14.95		$15.16

(a)Unaudited; All amounts in this report are stated in millions except per share data and percentages.
(b)Reflects the transfer of accident insurance business from a life and accident subsidiary to a general insurance affiliate resulting in a $5.5 and $24.5 reduction in premiums during the third quarter and first nine months of 2015, respectively.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The timing of realized investment gain or loss recognition can be highly discretionary due to such factors as individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major elements driving operating performance for the periods reported upon.

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Net premiums earned	$744.5	$706.5	5.4%	$2,157.2	$2,034.8	6.0%
Net investment income	83.1	70.7	17.5	231.6	206.5	12.2
Other income	27.8	26.0	6.9	79.7	74.0	7.6
Operating revenues	855.4	803.2	6.5	2,468.5	2,315.4	6.6
Benefits and claim costs	549.4	552.5	-0.6	1,588.5	1,548.9	2.6
Sales and general expenses	197.1	181.5	8.6	581.5	538.3	8.0
Interest and other costs	11.8	8.3	41.4	34.3	25.7	33.5
Total operating expenses	758.4	742.4	2.1	2,204.3	2,112.9	4.3
Pretax operating income (loss)(*)	$97.0	$60.8	59.5%	$264.1	$202.4	30.5%

Claim ratio	73.8%	78.2%		73.6%	76.1%
Expense ratio	22.7	22.0		23.3	22.8
Composite underwriting ratio	96.5%	100.2%		96.9%	98.9%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $12.4 and $37.4 of pretax operating losses for the third quarter and first nine months of 2015, and $11.7 and $99.0 of pretax operating losses for the third quarter and first nine months of 2014, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

2015 general insurance operating earnings benefitted from more positive underwriting performance. Earned premium revenues rose for most insurance coverages with production spurred by both new business and a continuation of high renewal rates for existing business.

Earned premiums growth was accompanied by relatively lower expense provisions for current and prior years’ claim occurrences. Loss development during this year’s first nine months was more restrained relative to previously established reserves. The effect was to increase the claim ratio of both the latest quarter and year-to-date periods by 1.0 percentage point. By contrast, 2014 loss development added 4.0 and 1.8 percentage points to last year's third quarter and nine months claim ratios, respectively. 2015 production and general operating expenses held fairly steady in context of revenue trends. Year-to-date, the combination of these factors led to the more positive composite underwriting ratios shown in the above table.

Net investment income advanced by 17.5 and 12.2 percent in this year’s third quarter and first nine months, respectively. In recent quarters, this revenue source has trended higher by virtue of a rising invested asset base and enhanced yields most significantly produced by a high quality common stock portfolio.

Old Republic International Corporation

Title Insurance Results – Earnings trends in this year’s third quarter and year-to-date periods continued in a highly positive vein as the table below shows.

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Net premiums and fees earned	$566.7	$470.4	20.5%	$1,497.8	$1,285.3	16.5%
Net investment income	8.9	7.5	18.2	24.8	22.1	12.4
Other income	0.2	0.7	-67.3	1.0	2.2	-54.5
Operating revenues	575.9	478.7	20.3	1,523.7	1,309.8	16.3
Claim costs	31.9	28.6	11.6	80.9	77.9	3.9
Sales and general expenses	487.3	420.1	16.0	1,318.4	1,166.9	13.0
Interest and other costs	1.6	1.7	-5.6	5.6	5.9	-4.5
Total operating expenses	520.9	450.5	15.6	1,405.0	1,250.8	12.3
Pretax operating income (loss)	$55.0	$28.2	95.2%	$118.7	$59.0	101.2%

Claim ratio	5.6%	6.1%		5.4%	6.1%
Expense ratio	85.9	89.2		88.0	90.6
Composite underwriting ratio	91.5%	95.3%		93.4%	96.7%

The substantial bottom line improvement in this year’s first nine months was attributable to the very good performance for this segment’s basic underwriting and related services functions. Stronger housing and commercial property transactions together with continued market share strength led to the significant percentage growth of operating revenues. Net investment income gained on the strength of greater yields on a slightly larger bond and stock investment portfolio. Operating results were buoyed by lower claim and operating costs relative to premiums and fees revenues.

RFIG Run-off Business Results – The following table shows RFIG’s comparative results for its mortgage guaranty (“MI”) and consumer credit indemnity (“CCI”) run-off coverages.

	RFIG Run-off Business
	Quarters Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
A. MI:
Net premiums earned	$49.4	$57.6	-14.1%	$152.2	$173.4	-12.2%
Net investment income	6.2	6.4	-3.3	18.4	20.6	-10.8
Claim costs	50.6	36.7	37.7	94.7	80.0	18.3
Pretax operating income (loss)	$0.3	$22.6	-98.3%	$61.2	$96.6	-36.6%

Claim ratio	102.3%	63.9%		62.2%	46.2%
Expense ratio	9.4	7.9		9.6	10.0
Composite underwriting ratio	111.7%	71.8%		71.8%	56.2%

B. CCI(*):
Net premiums earned	$6.3	$7.2	-12.4%	$18.0	$21.9	-17.9%
Net investment income	0.2	0.1	55.3	0.6	0.4	52.1
Benefits and claim costs	18.9	19.1	-1.0	55.8	121.5	-54.1
Pretax operating income (loss)	$(12.9)	$(12.2)	-5.6%	$(38.7)	$(100.9)	61.6%

Claim ratio	N/M	N/M		N/M	N/M
Expense ratio	8.5%	6.7%		9.0%	8.3%
Composite underwriting ratio	N/M	N/M		N/M	N/M

C. Total MI and CCI run-off business:
Net premiums earned	$55.8	$64.8	-13.9%	$170.3	$195.4	-12.8%
Net investment income	6.4	6.5	-2.1	19.0	21.1	-9.6
Benefits and claim costs	69.6	55.9	24.4	150.6	201.6	-25.3%
Pretax operating income (loss)	$(12.5)	$10.4	-220.7%	$22.4	$(4.2)	N/M

Claim ratio	124.7%	86.3%		88.4%	103.2%
Expense ratio	9.3	7.8		9.6	9.8
Composite underwriting ratio	134.0%	94.1%		98.0%	113.0%

Old Republic International Corporation

(*) In connection with the run-off MI and CCI combination, $12.4 and $37.4 of pretax operating losses for the third quarter and first nine months of 2015, and $11.7 and $99.0 of pretax operating losses for the third quarter and first nine months of 2014, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.
N/M = Not meaningful

Consistent with a run-off operating mode, the MI and CCI lines posted further declines in earned premiums.

2015 third quarter and year-to-date MI operating results were constrained by greater provisions for disputed claims in litigation. However, continued declines in reported delinquencies and the higher rates at which previously reported defaults are cured or otherwise resolved without payment dampened normally occurring claim provisions in the latest quarter and year-to-date periods. Since year end 2012, these factors have led to favorable development of previously established claim reserves. Setting aside the aforementioned litigation expense provisions, these positive outcomes reduced MI claim ratios by 56.5 and 13.7 percentage points in the third quarters of 2015 and 2014, respectively. For the first nine months, these ratios were reduced by 72.7 and 75.2 percentage points, respectively.

The CCI run-off portion of RFIG’s operations was also negatively impacted by litigation claim expense provisions in most quarterly periods of 2015 and 2014. The year-to-date loss in 2015, however, was much lower than that registered in the same period of 2014. The latter period was affected by a second quarter litigated claim settlement in an amount greater than originally anticipated.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. For this year’s third quarter and first nine months, the much lower life & accident premium volume reflects the transfer of accident insurance premiums from a life and accident subsidiary to a general insurance group affiliate. The effect of the transfer was negligible relative to pretax operating income (loss). The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Net premiums earned	$5.0	$14.7	-65.9%	$14.7	$46.3	-68.2%
Net investment income	5.7	1.2	N/M	13.3	4.5	191.0
Other income	(0.2)	-	N/M	(0.8)	-	N/M
Operating revenues	10.5	16.0	-33.9	27.1	51.0	-46.8
Benefits and claims	5.7	9.3	-38.3	14.9	33.2	-55.0
Insurance expenses	1.2	6.3	-79.5	4.6	20.4	-77.5
Corporate, interest and other expenses - net	(0.2)	-	N/M	(0.3)	(0.7)	54.7
Total operating expenses	6.8	15.6	-56.4%	19.2	52.9	-63.7%
Pretax operating income (loss)	$3.7	$0.3	N/M	$7.9	$(1.9)	N/M

Old Republic International Corporation

Consolidated Results – The combination of all of the above changes and events in Old Republic's business segments contributed to the following consolidated results:

	ORI Consolidated
	Quarters Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Net premiums and fees earned	$1,372.1	$1,256.6	9.2%	$3,840.1	$3,561.9	7.8%
Net investment income	104.2	86.1	21.1	288.9	254.3	13.6
Other income	27.8	26.7	4.0	79.8	76.4	4.5
Operating revenues	1,504.2	1,369.4	9.8	4,208.9	3,892.7	8.1
Benefits and claims	656.7	646.5	1.6	1,835.0	1,861.7	-1.4
Sales and general expenses	693.9	617.9	12.3	1,929.5	1,759.3	9.7
Interest and other costs	10.2	5.1	97.3	31.0	16.4	88.4
Total operating expenses	1,360.9	1,269.6	7.2	3,795.5	3,637.5	4.3
Pretax operating income (loss)	143.3	99.8	43.6	413.3	255.2	61.9
Income taxes (credits)	44.2	27.9	58.3	131.9	79.6	65.6
Net operating income (loss)	99.0	71.8	37.8	281.4	175.5	60.3
Realized investment gains (losses)	41.4	21.5	92.3	77.0	262.8	-70.7
Income taxes (credits) on realized investment gains (losses)	14.5	7.5		26.9	91.9
Net realized investment gains (losses)	26.9	14.0	92.3	50.0	170.8	-70.7
Net income (loss)	$125.9	$85.8	46.7%	$331.4	$346.4	-4.3%

Consolidated operating cash flow	$262.7	$(542.4)	148.4%	$566.5	$(370.0)	N/M

Claim ratio	47.9%	51.4%	47.8%	52.3%
Expense ratio	48.3	46.7	47.9	46.8
Composite underwriting ratio	96.2%	98.1%	95.7%	99.1%

Consolidated operating cash flow for this year's first nine months increased significantly to $566.5 compared to a deficit of $370.0 in the first nine months of 2014. Excluding negative operating cash flows registered by the RFIG Run-off, these amounts would otherwise be up by nearly 46% to $671.9 from $459.6 in 2014.

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested asset balances as well as the shareholders’ equity account at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		Sept. 30,	Dec. 31,	Sept. 30,	Sept. '15/	Sept. '15/
		2015	2014	2014	Dec. '14	Sept. '14
Cash and invested assets:	Fair value basis(1)	$11,388.6	$11,291.6	$11,104.5	0.9%	2.6%
	Cost basis	$11,157.1	$10,717.9	$10,593.2	4.1%	5.3%

Shareholders' equity:	Total	$3,853.8	$3,924.0	$3,922.9	-1.8%	-1.8%
	Per common share	$14.95	$15.15	$15.16	-1.3%	-1.4%

Composition of shareholders' equity per share:
Equity before items below		$14.73	$14.02	$13.96	5.1%	5.5%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		0.22	1.13	1.20
Total		$14.95	$15.15	$15.16	-1.3%	-1.4%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.04	$14.35	$14.43	-2.2%	-2.7%
RFIG run-off segment		0.91	0.80	0.73
Total		$14.95	$15.15	$15.16	-1.3%	-1.4%

(1) The September 30, 2015 amount includes $197.1 (fair value) fixed maturity securities classified as held to maturity which are reported and reflected herein at amortized cost of $195.6.

Old Republic International Corporation

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts. As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of September 30, 2015, the consolidated investment portfolio reflected an allocation of approximately 82 percent to fixed-maturity and short-term investments, and 18 percent to equities. Exposure to high quality, dividend-paying equity securities has been emphasized since 2013. Asset quality of the fixed maturity portfolio remains at high levels.

Changes in shareholders’ equity per share are shown in the following table. As indicated, the changes resulted mostly from each year’s net income or loss, increased dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarter Ended September 30,	Nine Months Ended September 30,
	2015	2015	2014
Beginning balance	$15.16	$15.15	$14.64
Changes in shareholders' equity:
Net operating income (loss)	0.38	1.09	0.68
Net realized investment gains (losses):
From sales	0.10	0.19	0.66
From impairments	-	-	-
Subtotal	0.10	0.19	0.66
Net unrealized investment gains (losses)	(0.48)	(0.86)	(0.23)
Total realized and unrealized investment gains (losses)	(0.38)	(0.67)	0.43
Cash dividends	(0.18)	(0.56)	(0.55)
Stock issuance, foreign exchange, and other transactions	(0.03)	(0.06)	(0.04)
Net change	(0.21)	(0.20)	0.52
Ending balance	$14.95	$14.95	$15.16

Capitalization – In last year’s third quarter, the Company raised $400 through a public offering of 10-year notes. No other substantial changes have occurred in Old Republic’s consolidated debt and equity capitalizations.

	Capitalization
	September 30,	December 31,	September 30,
	2015	2014	2014
Debt:
3.75% Convertible Senior Notes due 2018	$550.0	$550.0	$550.0
4.875% Senior Notes due 2024	400.0	400.0	400.0
ESSOP debt with an average yield of approximately 3.7%	11.7	15.0	15.0
Total debt	961.7	965.0	965.0
Common shareholders' equity	3,853.8	3,924.0	3,922.9
Total capitalization	$4,815.5	$4,889.1	$4,888.0

Capitalization ratios:
Debt	20.0%	19.7%	19.7%
Common shareholders' equity	80.0	80.3	80.3
Total	100.0%	100.0%	100.0%

Old Republic International Corporation

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its third quarter 2015 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-523-1228.

Interested parties may also listen to a replay of the call through October 29, 2015 by dialing 877-870-5176, passcode 498811, or by accessing it on Old Republic International's website through November 22, 2015.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $17.32 billion and common shareholders' equity of $3.85 billion, or $14.95 per share. Its current stock market valuation is approximately $4.38 billion, or $16.76 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2014, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 11.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.6 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.7 percent per share, and the regular cash dividend has grown at a 9.5 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 97 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2015	2014	2014
	Assets:
	Cash and fixed maturity securities	$9,289.7	$9,163.4	$9,517.8
	Equity securities	1,976.2	2,011.7	1,465.6
	Other invested assets	122.6	116.4	121.0
	Cash and invested assets	11,388.6	11,291.6	11,104.5
	Accounts and premiums receivable	1,433.4	1,287.6	1,389.9
Federal income tax recoverable:	Current	-	29.2	32.1
	Deferred	159.0	37.0	50.7
	Prepaid federal income taxes	63.3	45.7	38.7
	Reinsurance balances recoverable	3,387.0	3,422.5	3,486.2
	Sundry assets	896.3	874.2	884.4
	Total	$17,327.8	$16,988.1	$16,986.8
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,085.3	$1,832.7	$1,942.8
	Benefit and claim reserves	9,159.2	9,122.0	9,034.9
	Federal income tax payable: Current	7.2	-	-
	Debt	961.7	965.0	965.0
	Sundry liabilities	1,260.5	1,144.2	1,121.0
	Shareholders' equity	3,853.8	3,924.0	3,922.9
	Total	$17,327.8	$16,988.1	$16,986.8

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2015	2014	2015	2014	2015	2014
	Net premiums and fees earned	$1,372.1	$1,256.6	$3,840.1	$3,561.9	$5,089.3	$4,787.4
	Net investment income	104.2	86.1	288.9	254.3	380.0	335.9
	Other income	27.8	26.7	79.8	76.4	105.0	99.5
	Net realized investment gains (losses)	41.4	21.5	77.0	262.8	86.6	264.3
	Total revenues	1,545.7	1,391.0	4,285.9	4,155.6	5,661.0	5,487.2
	Benefits and claims	656.7	646.5	1,835.0	1,861.7	2,487.8	2,422.8
	Sales and general expenses	693.9	617.9	1,929.5	1,759.3	2,551.1	2,382.7
	Interest and other costs	10.2	5.1	31.0	16.4	40.2	21.2
	Total expenses	1,360.9	1,269.6	3,795.5	3,637.5	5,079.2	4,826.9
	Pretax income (loss)	184.7	121.4	490.3	518.0	581.8	660.3
	Income taxes (credits)	58.8	35.5	158.8	171.6	186.9	219.1
	Net income (loss)	$125.9	$85.8	$331.4	$346.4	$394.8	$441.1

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.48	$0.33	$1.28	$1.34	$1.52	$1.71
	Diluted	$0.44	$0.30	$1.16	$1.21	$1.38	$1.55
	Components of earnings per share:
	Basic, net operating income (loss)	$0.38	$0.28	$1.09	$0.68	$1.31	$1.04
	Realized investment gains (losses)	0.10	0.05	0.19	0.66	0.21	0.67
	Basic net income (loss)	$0.48	$0.33	$1.28	$1.34	$1.52	$1.71
	Diluted, net operating income (loss)	$0.35	$0.25	$0.99	$0.63	$1.19	$0.97
	Realized investment gains (losses)	0.09	0.05	0.17	0.58	0.19	0.58
	Diluted net income (loss)	$0.44	$0.30	$1.16	$1.21	$1.38	$1.55
	Cash dividends on common stock	$0.1850	$0.1825	$0.5550	$0.5475	$0.7375	$0.7275
	Book value per share					$14.95	$15.16
	Common shares outstanding:
	Average basic	259,266,696	258,607,162	259,411,347	258,423,448	259,363,903	258,334,968
	Average diluted	295,868,117	295,049,613	295,930,527	294,989,032	295,837,982	294,944,712
	Actual, end of period					257,772,009	258,806,951

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$125.9	$85.8	$331.4	$346.4	$394.8	$441.1
	Post-tax net unrealized gains (losses)	(123.7)	(67.1)	(222.5)	(60.3)	(182.6)	(68.9)
	Other adjustments	(8.3)	(5.4)	(14.0)	(7.1)	(72.2)	3.1
	Net adjustments	(132.1)	(72.5)	(236.5)	(67.4)	(254.9)	(65.8)
	Comprehensive income (loss)	$(6.1)	$13.3	$94.9	$278.9	$139.8	$375.3

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2014 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com